UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

December 24, 2002
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 9. Regulation FD Disclosure.

Laboratory Corporation of America-Registered Trademark-
Holdings (LabCorp-Registered Trademark-) (NYSE: LH) and
Dianon Systems, Inc. (Nasdaq:DIAN) today announced that the waiting period under the Hart-Scott-Rodino Antitrust
Improvements Act with respect to LabCorp's proposed acquisition of DIANON expired at 11:59 PM, New York City time, on December 23, 2002.

This transaction remains subject to various conditions including approval by the stockholders of DIANON at a meeting scheduled to be held January 17, 2003. LabCorp continues to expect that this transaction will close in the first quarter of 2003.

The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.2 billion in 2001 and over 25,000 employees, the Company offers more than 4,000 clinical tests ranging from routine blood analyses to sophisticated molecular diagnostics. Serving more than 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal governments, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

DIANON provides a full line of anatomic and molecular pathology testing services and the CarePath-trademark-Health Information Service, which provides personalized, diagnosis-specific information to physicians and their patients at critical moments in the healthcare process. DIANON has more than 650 managed care contracts and over 14,500 physician customers use DIANON's services, including 5,000 of the country's 7,500 urologists. The Company has labs in Connecticut, New York, Florida, Texas and Oklahoma, along with a centralized specimen processing center in Ohio. Further information about DIANON can be obtained from the Company's web sites at www.DIANON.com or www.carepathonline.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's or DIANON's financial results is included in each Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings.

DIANON has filed a proxy statement and DIANON and LabCorp will file other relevant documents with the SEC concerning the proposed merger of a wholly-owned subsidiary of LabCorp with and into DIANON. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by LabCorp free of charge by requesting them in writing from LabCorp at 430 South Spring Street, 1st Floor, Burlington, North Carolina 27215, Attention: Investor Relations, or by telephone at
(336) 229-1127. You may obtain documents filed with the SEC by DIANON free of charge by requesting them in writing from DIANON, 200 Watson Boulevard, Stratford, Connecticut 06615,
Attention: Secretary, or by telephone at (203) 381-4055.

LabCorp and DIANON, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of DIANON in connection with the merger. Information about the directors and executive officers of LabCorp and their ownership of LabCorp shares is set forth in the proxy statement for LabCorp's 2001 annual meeting of shareholders filed with the SEC on April 15, 2002. Information about the directors and executive officers of DIANON and their ownership of DIANON stock is set forth in the proxy statement for DIANON's 2002 annual meeting of stockholders filed with the SEC on July 1, 2002. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
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                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary



Date: December 24, 2002